Exhibit 99.2

NEWS RELEASE

	Contacts:	Forbes Energy Services Ltd.
L. Melvin Cooper, SVP & CFO
361-664-0549
FOR IMMEDIATE RELEASE
DRG&L
Ken Dennard, Managing Partner
Ben Burnham, AVP
713-529-6600

Forbes Energy Services Announces Timing

of TSX Listing Change and New NASDAQ Listing

ALICE, TEXAS – August 15, 2011 – Forbes Energy Services Ltd. (TSX: FRB) (the “Company”) announced that, in connection with its previously announced and completed four-to-one consolidation of its common stock (the “Share Consolidation”) and reincorporation into Texas (the “Texas Conversion”), it has received confirmation from the Toronto Stock Exchange (the “TSX”) that its common stock will begin trading on post-consolidation basis on Tuesday, August 16, 2011. On that day a new CUSIP number of 345143101 will replace the old CUSIP number of G38007103, to distinguish between the Company’s common stock before and after the Share Consolidation and Texas Conversion. Further, beginning on Tuesday, August 16, 2011, the Company’s common stock will begin trading on the NASDAQ Global Market (“NASDAQ”) under the symbol FES.

About the Company

Forbes Energy Services Ltd. is an independent oilfield services contractor that provides a broad range of drilling-related and production-related services to oil and natural gas companies, primarily onshore in Texas, Mississippi, Pennsylvania and Mexico.

Forward-Looking Statements

This press release includes forward-looking statements concerning the Company’s plans and intentions regarding the trading of the Company’s common stock on a post-consolidated and post-conversion on the TSX and NASDAQ. These forward-looking statements are based upon management’s expectations and beliefs concerning future events. Forward-looking statements are necessarily subject to risks, uncertainties and other factors, many of which are outside the control of the Company and which could cause actual results to differ materially from such statements. Additional factors that you should consider are set forth in detail in the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 (the “Form 10-K”), which was previously filed, as well as other filings the Company has made with the Securities and Exchange Commission.